UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 7, 2012
(Date of earliest event reported)

WFRBS Commercial Mortgage Trust 2012-C8
(Exact name of issuing entity)

Wells Fargo Bank, National Association
The Royal Bank of Scotland plc
RBS Financial Products Inc.
Liberty Island Group I LLC
C-III Commercial Mortgage LLC
Basis Real Estate Capital II, LLC
(Exact name of sponsor as specified in its charter)

Wells Fargo Commercial Mortgage Securities, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	333-172366-03	56-1643598
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

301 South College Street
Charlotte, North Carolina		28288-1066
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(704) 374-6161

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Material Definitive Agreement.

On August 7, 2012, a series of mortgage pass-through certificates, entitled WFRBS Commercial Mortgage Trust 2012-C8, Commercial Mortgage Pass Through Certificates, Series 2012-C8 (the “Certificates”) were issued pursuant to a pooling and servicing agreement dated as of August 1, 2012 (the “Pooling and Servicing Agreement”), among Wells Fargo Commercial Mortgage Securities, Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Pentalpha Surveillance LLC, as trust advisor, Wells Fargo Bank, National Association, as certificate administrator, as tax administrator and as custodian, and Deutsche Bank Trust Company Americas, as trustee.

The Certificates represent, in the aggregate, the entire beneficial ownership in WFRBS Commercial Mortgage Trust 2012-C8 (the “Issuing Entity”), a common law trust fund formed on August 7, 2012 under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The assets of the Issuing Entity consist primarily of 80 fixed-rate mortgage loans (the “Mortgage Loans”) secured by first liens on 122 commercial properties.

The relative rights of the holders of two of the Mortgage Loans, identified as “Northridge Fashion Center” and “Town Center at Cobb” on Schedule I to the Pooling and Servicing Agreement (each a “Non-Serviced Whole Loan”) are set forth in the related intercreditor agreement, which provides that each Non-Serviced Whole Loan be serviced and administered in accordance with a pooling and servicing agreement, attached hereto as Exhibit 1.1, and dated as of June 1, 2012 (“WFRBS 2012-C7 Pooling and Servicing Agreement”), among RBS Commercial Funding Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, Torchlight Loan Services, LLC, as special servicer, Trimont Real Estate Advisors, Inc., as trust advisor, Wells Fargo Bank, National Association, as certificate administrator, as tax administrator and as custodian, and Deutsche Bank Trust Company Americas, as trustee.

As disclosed in the Prospectus Supplement filed by the Issuing Entity pursuant to Rule 424(b)(5) with respect to the Certificates on July 31, 2012 (the “Prospectus Supplement”), the terms and conditions of the WFRBS 2012-C7 Pooling and Servicing Agreement applicable to the servicing of the Non-Serviced Whole Loans are substantially similar (except as noted in the Prospectus Supplement) to the terms and conditions of the Pooling and Servicing Agreement, as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund” in the Prospectus Supplement, applicable to the servicing of the Mortgage Loans (other than the Non-Serviced Whole Loans).

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 1.1
Pooling and Servicing Agreement, dated as of June 1, 2012, by and among RBS Commercial Funding Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, Torchlight Loan Services, LLC, as special servicer, Trimont Real Estate Advisors, Inc., as trust advisor, Wells Fargo Bank, National Association, as certificate administrator, as tax administrator and as custodian, and Deutsche Bank Trust Company Americas, as trustee.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2014	WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC.
(Registrant)

	By:	/s/ Anthony J. Sfarra
Name: Anthony J. Sfarra
Title: Director

INDEX TO EXHIBITS

Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)

1.1
Pooling and Servicing Agreement, dated as of June 1, 2012, by and among RBS Commercial Funding Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, Torchlight Loan Services, LLC, as special servicer, Trimont Real Estate Advisors, Inc., as trust advisor, Wells Fargo Bank, National Association, as certificate administrator, as tax administrator and as custodian, and Deutsche Bank Trust Company Americas, as trustee.
(E)